UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):         May 7, 2012

           Coach, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-16153	52-2242751
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

    516 West 34th Street, New York, NY 10001
(Address of principal executive offices) (Zip Code)

        (212) 594-1850
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)         Removal of 280G Gross-Up from Employment Agreements

On May 7, 2012, Coach, Inc. (“Coach” or the “Company”) entered into amendments to the employment agreements (the “Employment Agreements”) for the following named executive officers:

Lew Frankfort – Chairman and Chief Executive Officer;

Reed Krakoff – President and Executive Creative Director; and

Michael Tucci – North American Group President.

Prior to the amendments, the Employment Agreements provided for a tax equalization payment or gross-up payment to the executive, which would place the executive in the same after-tax position as if the excise tax penalty of Section 4999 of the Internal Revenue Code of 1986, as amended, did not apply.  Such a provision is typically referred to as a “280G gross-up.”

The Human Resources Committee of the Coach Board of Directors, with the support of the Company’s management, approved the elimination of the 280G gross-up benefit for all Company employees.  The amendments of May 7, 2012 removed the 280G gross-up provision from the Employment Agreements for each named executive that was entitled to the benefit.  Except as otherwise described herein, all of the remaining terms of the executives’ Employment Agreements will remain in effect.

The amendments to the Employment Agreements are filed as Exhibit 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing summary is qualified in its entirety by the terms of the actual amendments.

Item 9.01  Financial Statements and Exhibits.

(d)         Exhibits.

10.1	Amendment to Employment Agreement, dated May 7, 2012, between Coach and Lew Frankfort

10.2	Amendment to Employment Agreement, dated May 7, 2012, between Coach and Reed Krakoff

10.3	Amendment to Employment Agreement, dated May 7, 2012, between Coach and Michael Tucci

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 8, 2012

COACH, INC.

By: /s/ Todd Kahn
Todd Kahn
Executive Vice President, General Counsel
and Secretary

EXHIBIT INDEX

10.1	Amendment to Employment Agreement, dated May 7, 2012, between Coach and Lew Frankfort

10.2	Amendment to Employment Agreement, dated May 7, 2012, between Coach and Reed Krakoff

10.3	Amendment to Employment Agreement, dated May 7, 2012, between Coach and Michael Tucci